THE YORK WATER COMPANY
130 EAST MARKET STREET
YORK, PENNSYLVANIA 17401

March 30, 2004

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF THE YORK WATER COMPANY

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of The York Water Company will be held at The Yorktowne Hotel, 48 East Market Street, York, Pennsylvania, on Monday, May 3, 2004, at 1:00 P.M. for the purpose of taking action upon the following proposals:

(1)   To elect three (3) Directors to three-year terms of office;

(2)   To appoint independent accountants to audit the financial statements of the Company for the year 2004; and

(3)   To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 15, 2004, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting, and at any adjournment or adjournments thereof.

You are cordially invited to attend the meeting. In the event you will be unable to attend, you are respectfully requested to sign, date and return the enclosed proxy at your earliest convenience in the enclosed stamped return envelope. Returning your proxy does not deprive you of the right to attend the meeting and vote your shares in person.

By order of the Board of Directors,

JEFFREY R. HINES
Secretary

THE YORK WATER COMPANY
130 EAST MARKET STREET
YORK, PENNSYLVANIA 17401

March 30, 2004

PROXY STATEMENT

This Proxy Statement and the accompanying form of proxy are being furnished to the shareholders of The York Water Company (hereinafter referred to as the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company, whereby shareholders would appoint John L. Finlayson, Chloé R. Eichelberger, and Thomas C. Norris, and each of them, as Proxies on behalf of the shareholders, to be used at the Annual Meeting of the Shareholders of the Company to be held at 1:00 p.m. at The Yorktowne Hotel, 48 East Market Street, York, Pennsylvania, Monday, May 3, 2004 (the "Annual Meeting"), and at any adjournment thereof.

Solicitation of proxies will be primarily by mail. Proxies may also be solicited personally and by telephone by regular employees of the Company. The expenses of the solicitation will be borne by the Company. Such expenses may also include ordinary charges and expenses of brokerage houses and other custodians, nominees and other fiduciaries for forwarding documents to shareholders. This Proxy Statement has been mailed to shareholders of the Company on or about March 30, 2004.

A shareholder who completes and forwards the enclosed proxy to the Company's transfer agent, American Stock Transfer & Trust Company, is not precluded from attending the Annual Meeting and voting his or her shares in person, and may revoke the proxy by delivering a later dated proxy or by written notification to the Company or to the transfer agent, at any time before the proxy is exercised.

PURPOSE OF THE MEETING

At the Annual Meeting, shareholders of the Company will consider and vote upon proposals: (i) to elect three (3) Directors to serve for a term of three (3) years; and (ii) to ratify the appointment of Beard Miller Company LLP as independent auditors for the fiscal year ending December 31, 2004. Shareholders may also consider and vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

VOTING AT THE MEETING

The outstanding securities of the Company entitled to vote at the meeting consist of 6,419,230 shares of Common Stock. The presence at the Annual Meeting in person or by proxy of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast will constitute a quorum for the Annual Meeting.

The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or at any adjournment or adjournments thereof was the close of business on March 15, 2004. Shareholders are entitled to one vote for each share on all matters coming before the meeting, except that shareholders have cumulative voting rights with respect to the election of Directors. Cumulative voting rights permit each shareholder to cast as many votes in the election of each class of Directors to be elected as shall equal the number of such shareholder's shares of Common Stock multiplied by the number of Directors to be elected in such class of Directors, and each shareholder may cast all such votes for a single nominee or distribute such votes among two or more nominees in such class as the shareholder may see fit. Discretionary authority to cumulate votes is not being solicited.

In accordance with Pennsylvania law, a shareholder can withhold authority to vote for all nominees for Directors or can withhold authority to vote for certain nominees for Directors. Directors will be elected by a plurality of the votes cast. Votes that are withheld will be excluded from the vote and will have no effect.

Any votes that are withheld on the proposal to ratify the selection of the independent accountants will have the effect of a negative vote because this proposal requires the affirmative vote of a majority of the shares present at the meeting in person or represented by proxy at the meeting and entitled to vote.

Brokers who have received no voting instructions from their customers will have discretion to vote with respect to election of directors and the proposal to ratify the Company's auditors.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

No person, so far as known to the Company, beneficially owns five (5) percent or more of the Company's outstanding Common Stock as of March 15, 2004.

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 15, 2004, by (1) each director and other director nominee of the Company, (2) each executive officer named in the summary compensation table included elsewhere herein and (3) all executive officers and directors as a group.

The information appearing in the following table with respect to principal occupation and beneficial ownership of Common Stock of the Company has been furnished to the Company by the three nominees, the six directors continuing in office, and the five executive officers as of March 15, 2004.

NOMINEES FOR ELECTION TO THREE YEAR TERMS EXPIRING IN 2007

			Director	Full Shares		Percent of
			or Officer	Owned		Total Shares
Name	Age	Principal Occupation During Last Five Years	Since	Beneficially (1)		Outstanding (2)

Irvin S. Naylor*	68	Vice Chairman of the Board, The York Water	10/31/1960	51,549		0.81
		Company, May, 2000 to date
		Chairman of the Board, The York Water
		Company, September, 1993 to May, 2000
		President/Owner, Snow Time, Inc., Owns and
		Operates Ski Areas, June 1964 to date
		Vice Chairman/Owner, Cor-Box, Inc.,
		Mfg. Corrugated boxes, June 1966 to
		November, 1999

William T. Morris, P.E.*	66	Chairman of the Board, The York Water	4/19/1978	28,735	(3)	0.45
		Company, November 2001 to date
		President and Chief Executive Officer,
		The York Water Company, May, 1995 to
		December, 2002

Jeffrey S. Osman*	61	President and Chief Executive Officer,	5/1/1995	5,285	(4)	0.09
		January, 2003 to date
		Vice President-Finance and Secretary-
		Treasurer, The York Water Company,
		May, 1995 to December, 2002

TO CONTINUE FOR TERMS EXPIRING IN 2005

John L. Finlayson*	62	Vice President-Finance and Administration,	9/2/1993	10,475		0.17
		Susquehanna Pfaltzgraff Co.,
		Manufacturing, Retailing, Radio Stations,
		Cable TV, August, 1978 to date

Chloé R. Eichelberger	69	Owner/President/Chief Executive Officer	9/15/1995	5,958		0.10
		Chloé Eichelberger Textiles, Inc., Dyeing
		and Finishing Fabrics, September, 1987 to
		date

Thomas C. Norris	65	Retired, Chairman of the Board, P. H.	6/26/2000	7,919	(5)	0.13
		Glatfelter Company, Paper Manufacturer,
		May, 2000 to date
		Chairman of the Board, P.H. Glatfelter
		Company, July, 1998 to May, 2000

TO CONTINUE FOR TERMS EXPIRING IN 2006

			Director	Full Shares		Percent of
			or Officer	Owned		Total Shares
Name	Age	Principal Occupation During Last Five Years	Since	Beneficially (1)		Outstanding (2)

George Hay Kain, III, Esq.	55	Sole Practitioner, Attorney at Law	8/25/1986	31,311	(6)	0.49
		April, 1982 to date

Michael W. Gang, Esq.*	53	Partner/Attorney, Morgan, Lewis & Bockius	1/22/1996	5,417		0.09
		LLP, Counselors at law, October, 1984 to
		date. Morgan, Lewis & Bockius LLP is
		counsel to the Company

George W. Hodges	53	Office of the President, The Wolf Organization,	6/26/2000	64,724	(7)	1.01
		Inc., Distributor of Building Products,
		January, 1986 to date

EXECUTIVE OFFICERS

Jeffrey R. Hines	42	Vice President-Engineering and Secretary	1/1/2003	12,810	(8)	0.20
		The York Water Company, January 2003 to date
		Vice President-Engineering, The York Water
		Company, May, 1995 to December 2002

Duane R. Close	58	Vice President-Operations, The York Water	1/1/2003	5,369		0.09
		Company, May, 1995 to date

Bruce C. McIntosh	51	Vice President-Human Resources and	1/1/2003	497		0.01
		Assistant Treasurer, The York Water Company,
		January, 2003 to date
		Vice President-Human Resources, The York
		Water Company, May, 1998 to December, 2002

Kathleen M. Miller	41	Chief Financial Officer and Treasurer, The	1/1/2003	1,613		0.03
		York Water Company, January, 2003 to date
		Controller and Assistant Treasurer, The
		York Water Company, October 2001 to
		January 2003
		Accounting Manager and Assistant Treasurer,
		The York Water Company, May, 2000 to
		October, 2001

Vernon L. Bracey	42	Vice President-Customer Service, The York	3/1/2003	68	(9)	0.01
		Water Company, March, 2003 to date

All Directors and Executive Officers as a group	231,730	(10)	3.68

* Members of the Executive Committee.

(1)	Except as indicated in the footnotes below, Directors possessed sole voting power and sole investment power with respect to all shares set forth in this column.
(2)	The percentage for each individual or group is based on the aggregate shares outstanding as of March 15, 2004, (6,419,230 shares)
(3)	Includes 23,090 shares owned jointly with Mr. Morris' wife and mother, for which he shares voting power and investment power.
(4)	Includes shares owned jointly with Karen E. Knuepfer, for which he shares voting and investment power.
(5)	Includes 3,664 shares held by Mr. Norris’ wife, for which Mr. Norris disclaims beneficial ownership.
(6)
Includes 2,584 shares held by the estate of Mr. Kain's wife for which Mr.Kain disclaims beneficial ownership. Also includes 4,999 shares held by Mr. Kain's son for which Mr. Kain disclaims ownership. Also includes 12,464 shares held by the estate of Mr. Kain's grandfather, for which he is one of three co-trustees and shares voting power and investment power.

(7)
Includes shares owned by The Wolf Organization for which he shares voting and investment power with other members of the Office of the President, The Wolf Orgainzation. Includes 2,000 shares held by Mr. Hodges' wife, for which Mr. Hodges disclaims beneficial ownership.

(8)	Includes 11 shares held by Mr. Hines’ wife, for which Mr. Hines disclaims beneficial ownership.
(9)	Includes 68 shares held by Mr. Bracey as custodian for his daughter, for which Mr. Bracey has voting and investment power.
(10)	Includes shares owned by family members, and certain other shares, as to which some Directors and Officers disclaim any beneficial ownership and which are further disclosed in the notes above.

ELECTION OF DIRECTORS

At the Annual Meeting, all the nominees, each of whom is currently serving as Director, are to be elected to serve for the ensuing three (3) years and until their respective successors have been elected and qualified. The bylaws of the Company provide that the Board of Directors will consist of not less than a total of nine Directors, who are elected to staggered three-year terms of office. Each share represented by the enclosed proxy will be voted for each of the nominees listed, unless authority to do so is withheld. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted as may be determined by the Proxies.

The three Directors are to be elected by a plurality of the votes cast at the Annual Meeting. The Board of Directors unanimously recommends a vote "FOR" each of the nominees.

The Board of Directors has determined each of the following directors to be an "independent director" as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers ("NASD"):

John L. Finlayson	George Hay Kain III
Chloé R. Eichelberger	Michael W. Gang
Thomas C. Norris	George W. Hodges

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

William T. Morris, Chairman of the Board, reported the July 15, 2003 purchase of 40.363 shares through the Company’s dividend reinvestment plan on Form 4/A on August 6, 2003.

The Company believes that during the year ended December 31, 2003, all other directors and executive officers complied with all applicable filing requirements of Section 16(a) of the Securities Exchange Act of 1934. The foregoing statement is based solely upon a review of copies of reports furnished to the Company and written representations of its Directors and Executive Officers that no other reports were required.

GENERAL INFORMATION ABOUT OTHER BOARDS OF DIRECTORS

The following members of the Board of Directors of The York Water Company are Board Members of other publicly held companies as indicated below:

Publicly Held Companies Other Than
Board Members	The York Water Company

Ms. Chloé Eichelberger	Susquehanna Bancshares, Inc.

Mr. George W. Hodges	Fulton Financial Corp.

Mr. Thomas C. Norris	Cadmus Communication

COMMITTEES AND FUNCTIONS

The Company has an Executive Committee, an Audit Committee, a Compensation Committee, and a Corporate Governance and Nomination Committee, all of which are composed of members of the Board of Directors.

The Executive Committee held eleven (11) meetings during the fiscal year ended December 31, 2003. The Executive Committee is empowered to function as delegated by the Board of Directors. The Executive Committee is composed of the following Directors appointed by the Board: William T. Morris, P.E., Chairman; Irvin S. Naylor; John L. Finlayson; Michael W. Gang, and Jeffrey S. Osman.

The Audit Committee held seven (7) meetings during 2003. The Audit Committee monitors the audit functions of our independent public accountants and internal controls of the Company. The Audit Committee of the Company is composed of the following independent Directors appointed by the Board: John L. Finlayson, Chairman; Chloé R. Eichelberger; George W. Hodges; and Thomas C. Norris, all of who have been determined to be independent by the Board. The Board of Directors has adopted a written charter for the Audit Committee which it reviews and reassesses on an annual basis. A copy of the charter is attached herein as Appendix A.

The Compensation Committee held two (2) meetings during the fiscal year ended December 31, 2003 and considers and makes recommendations to the Board of Directors concerning the proposed compensations, salaries and per diems of the corporate officers, Directors and members of the Committees of the Board of Directors of the Company. The Compensation Committee is composed of the following Directors appointed by the Board: George W. Hodges, Chairman; John L. Finlayson; George Hay Kain III; and Chloé R. Eichelberger, all of whom have been determined to be independent by the Board.

The Corporate Governance and Nomination Committee held three (3) meetings during the fiscal year ended December 31, 2003. The Corporate Governance and Nomination Committee develops and makes recommendations to the Board of Directors concerning corporate governance principles and guidelines. The Corporate Governance and Nomination Committee also makes recommendations to the Board of Directors for nominations for Directors and Officers of the Company. This Committee will consider nominees recommended by shareholders of the Company. Such recommendations shall be made in writing, should include a statement of the recommended nominee’s qualifications and should be addressed to the Committee at the address of the Company. In accordance with the Company’s by-laws, actual nominations must be made in writing and must be received by the Company not less than ninety (90) days before the date of the Annual Meeting. During 2003, the Corporate Governance and Nomination Committee was composed of the following Directors appointed by the Board: Michael W. Gang, Chairman; Irvin S. Naylor; Thomas C. Norris; George W. Hodges; and William T. Morris.

The Corporate Governance and Nomination Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The Corporate Governance and Nomination Committee requires that the Committee consider and recommend to the Board the appropriate size, function and needs of the Board, so that the Board as a whole collectively possesses a broad range of skills, industry and other knowledge and business and other experience useful to the effective oversight of the Company's business. The Board also seeks members from diverse backgrounds with a reputation for integrity. In addition, Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated and be selected based upon contributions that they can make to the Company. The Committee considers all of these qualities when selecting, subject to Board ratification, candidates for Director. [No distinctions are made as between internally-recommended candidates and those recommended by shareholders.]

On February 23, 2004 The Company’s Board formed a Compensation and Nomination Committee. The Compensation and Nomination Committee consists of five non-employee Directors. The Compensation and Nomination Committee is comprised of the following Directors appointed by the Board: George W. Hodges, Chairman; John L. Finlayson, George Hay Kain, III; Chloé R. Eichelberger; and Thomas C. Norris. The Board of Directors has determined that all members of the Compensation and Nomination Committee are "independent Directors" as defined in Marketplace Rule 4200(a)(15) of the NASD.

   Also on February 23, 2004, the Company’s Board formed a Corporate Governance Committee comprised of the following Directors appointed by the Board: Michael W. Gang, Chairman; John L. Finlayson; George W. Hodges, Irvin S. Naylor and Thomas C. Norris.

COMMUNICATION WITH THE BOARD OF DIRECTORS

A shareholder who wishes to communicate with the Board of Directors, or specific individual Directors, may do so by directing a written request addressed to such Directors or Director in care of the Secretary of The York Water Company, at the address appearing on the first page of this proxy statement. Communication(s) directed to members of the Board of Directors who are not non-management Directors will be relayed to the intended Board member(s) except to the extent that it is deemed unnecessary or inappropriate to do so pursuant to the procedures established by a majority of the independent Directors. Communications directed to non-management Directors will be relayed to the intended Board member(s) except to the extent that doing so would be contrary to the instructions of the non-management Directors. Any communication so withheld will nevertheless be made available to any non-management Director who wishes to review it.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning compensation paid or accrued by the Company to the Chief Executive Officer, the Vice President-Engineering, Secretary and Vice President-Operations of the Company. No other executive officer of the Company earned more than $100,000 in salary during any of the last three fiscal years. The Company has not paid any bonuses in any of the last three fiscal years.

SUMMARY COMPENSATION TABLE

	Annual Compensation		All Other

			Compensation
Name and Principal Position	Year	Salary ($)	($) (1)

Jeffrey S. Osman, President,	2003	194,859	1,950
Chief Executive Officer	2002	125,240	1,500
and Director	2001	116,658	1,000

Jeffrey R. Hines	2003	111,812	1,950
Vice President-Engineering and	2002	53,760	1,500
Secretary	2001	85,920	1,000

Duane R. Close	2003	105,683	1,950
Vice President-Operations	2002	97,500	1,500
	2001	90,088	1,000

(1) Represents Company matching contributions to Mr. Osman's, Mr. Hines', and Mr. Close's
401(k) plan in 2003, 2002, and 2001.

Officers with five years' service are entitled to benefits under the Company's General and Administrative Employees Pension Plan (the "Pension Plan") upon retirement after attaining age 55. The pension benefit computation is based on the years of service times the sum of $18.00 and 1-1/2% of that portion of the final average monthly earnings which are in excess of $400. The final average monthly earnings are the average of the employee's earnings for the 60 months immediately preceding the date the pension benefit calculation is made.  As of December 31, 2003, Mr. Osman has been credited with 20 years of service, Mr. Hines has been credited with 13 years of service and Mr. Close has been credited with 26 years of service under the Pension Plan. The following table illustrates the approximate annual benefit that may become payable under the Pension Plan to the executive officers who have met both the five year and 55 year age requirements, based upon the indicated assumptions as to remuneration and years of credited service.

Remuneration	Years of Service
	20	25	30	33
$233,831 134,174 126,820	$73,030 43,133 40,925	$91,287 53,916 51,156	- $64,699 $61,387	- $71,169 $67,526

The above figures assume retirement at age 65 with a straight-life annuity and without reduction for a survivor benefit or Social Security benefits.

The Company maintains a supplemental retirement program (the "Supplemental Plan"), which provides senior management with a retirement benefit in addition to the Pension Plan. The Supplemental Plan is designed to encourage management to stay with the Company until retirement. Supplemental Plan benefits have been made available to five members of the Company's management and are payable to the executive or his beneficiary (a "Supplemental Plan Beneficiary") monthly over a period of 180 months. The annual benefit payable under the Supplemental Plan (the "Annual Benefit") may be calculated by multiplying the number of years of service subsequent to December 31, 1983 but prior to the attainment of age 65, by a predetermined annual retirement benefit unit, which in the case of Mr. Osman is $1,440, in the case of Mr. Hines is $2,100, in the case of Mr. Close is $1,235 and in the case of all Supplemental Plan Participants ranges from $1,235 to $2,100. The estimated Annual Benefit payable to Mr. Osman at normal retirement age under the Supplemental Plan is $33,333, the estimated Annual Benefit payable to Mr. Hines at normal retirement age under the Supplemental Plan is $53,333, and the estimated Annual Benefit payable to Mr. Close at normal retirement age under the Supplemental Plan is $33,333. The Supplemental Plan is funded by insurance policies owned by the Company on each executive covered by the Supplemental Plan, and if the assumptions made as to mortality experience, policy dividends and other factors (the "Funding Assumptions") are realized, the Company will recover all of its payments made under the Supplemental Plan plus a factor for the use of the Company's money. The Company is obligated to pay Annual Benefits, and Supplemental Plan Beneficiaries have the status of unsecured creditors of the Company with respect to Annual Benefits, regardless of whether the Funding Assumptions are realized and the insurance policies fully fund or reimburse the Company for its payments under the Supplemental Plan.

The following table illustrates the approximate Annual Benefits that may become payable to Supplemental Plan Beneficiaries:

Annual Retirement Benefit Unit	Years of Service Subsequent to December 31, 1983
	10	15	20	25	30
$1,750 1,450 1,400 1,250	$17,500 14,500 14,000 12,500	$26,250 21,750 21,000 18,750	$35,000 29,000 28,000 25,000	$43,750 36,250 35,000 31,250	$52,500 43,500 42,000 37,500

The Deferred Compensation Program permits eligible supervisors, managers and executives to defer up to 5% of salary, normally over an eleven (11) year period, with the Company matching the deferment, up to 2-1/2% of salary. The Company has obtained life insurance policies for participants under the Deferred Compensation Program to fund its future payment obligations under the Deferred Compensation Program, and no cash balances are maintained by the Company to fund participant deferrals, Company matching contributions, or earnings with respect to such balances derived from the insurance policies (together, the "Deferred Compensation Program Balances"). At retirement, each participant, or beneficiary, is entitled to receive over a ten-year period, monthly payments equal in the aggregate to the Deferred Compensation Program Balance that accrued with respect to such participant in Company maintained book-entry accounts. Except for Mr. Osman, no other directors participate in this program. Mr. Osman’s projected annual payment under this program is $16,868, Mr. Hines’ projected annual payment under this program is $9,123 and Mr. Close’s projected annual payment under this program is $17,628.

Mr. Osman, Mr. Hines and Mr. Close have employment contracts with the Company which provide that, in the event of their involuntary termination of employment for any reason other than cause prior to or following a change of control of the Company, they would be entitled to severance payments. Mr. Osman would be entitled to a severance payment equal to 2.99 times his base salary for the preceding 12 months. Mr. Osman would be entitled to medical, dental and other insurance benefits for a period of three years after his termination date. Mr. Hines and Mr. Close would be entitled to severance payments equal to .5 times their base salary for the preceding 12 months. Mr. Hines and Mr. Close would also be entitled to medical, dental and other insurance benefits for a period of one year after their termination date. The employment contracts contain provisions regarding their obligation to maintain the confidentiality of Company information and their agreement not to compete with the Company within its franchised service territory for a period of one year after termination of their employment by the Company.

Each Director who is not a regular full-time employee of the Company is entitled to receive the following amounts for services rendered to the Company: $9,300 per annum in Directors' fees; $4,650 per annum for service as a regular member of the Executive Committee; a per diem of $575 for each Board of Directors' Meeting; and a per diem of $575 for each Executive Committee Meeting. There were 14 Board of Directors' Meetings and 11 Executive Committee Meetings during the fiscal year ended December 31, 2003. All Directors attended at least 75% of the scheduled Board of Directors and committee meetings.

COMPANY PERFORMANCE

The following line graph presents the annual and cumulative total shareholder return for The York Water Company Common Stock over a five-year period, as compared to a comparable return associated with an investment in the S&P 500 Composite Index and a composite index of water companies (the "Peer Index").

The line graph above assumes $100 invested on December 31, 1998 in the Company's Common Stock and the stock of companies included in the S&P 500 and the Peer Index and assumes the quarterly reinvestment of dividends. The return for the Peer Index presented above took into consideration the cumulative total return of the common stock of the following water companies included in the Peer Index: American States Water Company, Artesian Resources Corp., BIW Limited, California Water Service, Connecticut Water Service, Inc., Middlesex Water Company, Pennichuck Corporation, Aqua America, Inc., SJW Corp., and Southwest Water Co.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors of the Company establishes general compensation policies of the Company and considers and makes recommendations to the Board of Directors concerning the proposed compensation, salaries and per diems of the President and Chief Executive Officer, the Chairman, Vice Chairman, Directors and members of the Committees of the Board of Directors of the Company. The Chairman and Vice Chairman serve the Company in a part-time capacity, and the amount of salary payable to such officers has been determined by the Committee based upon the amount of time dedicated and value of contributions made to the Company.

Mr. Osman, the Chief Executive Officer of the Company, served the Company as its Vice President-Finance and Secretary-Treasurer from May, 1995 to December, 2002. In January 2003, Mr. Osman assumed the position of President and Chief Executive Officer. Mr. Hines, Vice President-Engineering and Secretary of the Company, served the Company as its Vice President-Engineering from May, 1995 to December, 2002, and in January, 2003 became Secretary. Mr. Close has served the Company as Vice President-Operations from May, 1995 to date. The Compensation Committee historically has established Mr. Osman’s, Mr. Hines’ and Mr. Close’s compensation after considering comparative salary data from industry and other salary surveys (including data derived from publicly disclosed compensation information concerning many of the companies identified in the Peer Index), individual past performance, the Company's performance (on an absolute basis and in comparison to peer performance within the context of a regulated industry), and to a lesser extent changes in the cost of living in the Company's service territory. While no formal salary or compensation guidelines have been developed or used, salary levels have been determined after balancing the foregoing factors (in their entirety, without giving weight to any particular factor and without regard to any particular relationship between compensation levels and any quantitative or qualitative aspect of the Company's performance) with the interests of the Company's shareholders, customers and employees.

Section 162(m) of the Internal Revenue Code generally disallows, in certain circumstances, a tax deduction to public companies for compensation over $1 million paid to a corporation's chief executive officer and next four most highly compensated executive officers. The Company does not have any compensation programs that would be impacted by Section 162(m).

George W. Hodges, Chairman   George Hay Kain III, Member
John L. Finlayson, Member   Chloé R. Eichelberger, Member

REPORT OF THE AUDIT COMMITTEE

The Company’s Audit Committee (the “Committee”) consists of four non-employee Directors who are "independent Directors" as defined in NASD Rule 4200 (a)(15). The Board of Directors has determined that each member of the Audit Committee is financially literate. In January 2003, the Board of Directors adopted an amended and restated written charter for the Audit Committee. A copy of the amended and restated written charter is attached as an appendix to the proxy statement.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board, reports to the Securities and Exchange Commission on Forms 10-Q and 10-K and releases of earnings. In addition, the Committee selects, subject to stockholder ratification, the Company’s independent public accountants.

The Board of Directors has determined that John L. Finlayson, Chairman of the Audit Committee, is an Audit Committee financial expert within the meaning of the applicable SEC rules. Chairman Finlayson is a Certified Public Accountant, and has an understanding of generally accepted accounting principles and financial statements. Chairman Finlayson is experienced in the preparation and auditing of financial statements of public companies, and has an understanding of accounting estimates, internal accounting controls, and audit committee functions.

On October 7, 2003 Stambaugh Ness, PC, the Company’s principal accountants, notified the Company that it declined to stand for appointment for the year 2004. Stambaugh Ness, PC has chosen not to continue to provide independent auditing services to companies who report to the Securities and Exchange Commission.

On November 17, 2003, the Audit Committee of the Company voted to engage Beard Miller Company LLP as principal accountants to replace Stambaugh Ness, PC effective for calendar year 2003.

There are no disagreements with Stambaugh Ness, PC or Beard Miller Company LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures. The audit reports of Stambaugh Ness, PC and Beard Miller Company LLP do not contain any adverse opinion or disclaimer of opinion, nor are they qualified or modified as to uncertainty, audit scope or accounting principles.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent public accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

In this context, the Committee has met and held discussions with management and the independent public accountants. Management represented to the Committee that the Company’s audited financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the financial statements with management and the independent public accountants. The Committee discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

In addition, the Committee has discussed with the independent public accountants the auditor’s independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

The Committee discussed with the Company’s independent public accountants the overall scope and plans for their audits. The Committee meets with the independent public accountants, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the Committee’s discussions with management and the independent public accountants and the Committee’s review of the representations of management and the report of the independent public accounts to the Committee, the Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the SEC.

John L. Finlayson, Chairman   George W. Hodges, Member
Chloé R. Eichelberger, Member   Thomas C. Norris, Member

REPORT OF THE CORPORATE GOVERNANCE
AND NOMINATION COMMITTEE

Presently the Company’s Corporate Governance and Nominating Committee (The “Committee”) consists of four non-employee Directors who are considered independent according to SEC Rule 10A-3(b)(1). In January, 2004, the Board of Directors adopted a written charter for the Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee identifies and recommends to the Board nominees for election or re-election of the Board, identifies and recommends to the Board the names of Directors to serve as members of Committees of the Board and conduct periodic assessment of the Board’s performance. In addition, the Committee advises the Board with respect to corporate governance and the Company’s compliance therewith and monitors compliance with the Company’s code of conduct.

Michael W. Gang, Chairman   George W. Hodges, Member
Thomas C. Norris, Member   Irvin S. Naylor, Member
William T. Morris, Member

SHAREHOLDER APPROVAL OF
APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Company has approved the appointment of Beard Miller Company LLP, York, Pennsylvania as independent public accountants to audit the financial statements of the Company for the year 2004. Beard Miller Company LLP audited the Company’s financial statements for the year 2003. There have been no disagreements between the Company and Beard Miller Company LLP concerning the Company’s financial statements. It is intended that, unless otherwise specified by the shareholders, votes will be cast pursuant to the proxy hereby solicited in favor of the appointment of Beard Miller Company LLP.
Audit fees and all professional services to be rendered by Beard Miller Company LLP are approved by the Company’s Audit Committee. The Board considers the possible effect on auditors' independence of providing nonaudit services prior to the service being rendered, but the Board does not anticipate significant non-audit services will be rendered during 2004.

Fees for audit services include the examination of financial statements, assistance with the preparation of the Annual Report to Shareholders and the reports on Form 10-Q and 10-K to the Securities and Exchange Commission, tax computation assistance, and consultation in connection with various accounting and tax related matters.

There were no fees for services paid to Beard Miller Company LLP during 2003 and 2002.

The following table presents fees for services provided by Beard Miller Company LLP for its audit of the 2003 financial statements and retrospective review of the Forms 10-Q and the 2002 fees for services provided by Stambaugh Ness, PC.

	2003	2002

Audit Fees	42,500	43,600
Audit Related Fees	0	0
Tax Fees	0	5,690
All Other Fees	0	0
	42,500	49,290

Additionally, fees paid to Stambaugh Ness, PC in 2003 for the timely review of the Forms 10-Q and tax return preparation were $11,990 and $6,265, respectively.

The Audit Committee approves in advance any audit or non-audit services provided by outside auditors. During 2003 and 2002 there were no exceptions to the Audit Committee's pre-approval requirements.
Representatives of Beard Miller LLP are expected to be present at the Annual Meeting. Representatives of Beard Miller LLP will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Adoption of this proposal requires the affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the Annual Meeting. The Board of Directors unanimously recommends a vote "FOR" this proposal. It is understood that even if the selection of Beard Miller LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a new independent auditing firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

DISCRETIONARY AUTHORITY

The notice of Annual Meeting of Shareholders calls for the transaction of such other business as may properly come before the meeting. The Board of Directors has no knowledge of any matters to be presented for action by the shareholders at the meeting other than is hereinbefore set forth. In the event additional matters should be presented, however, the proxies will exercise their discretion in voting on such matters.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS

In accordance with the Company's bylaws, shareholder's proposals and nominations for Directors for consideration at the 2005 Annual Meeting of Shareholders must be received by the Company in writing prior to February 1, 2005.

OTHER MATTERS

The Company's Board of Directors has adopted a code of ethics applicable to all Directors, officers and employees. There are no waivers of the code for any Director, officer or employee. A copy of the code of ethics has been filed with the Securities and Exchange Commission as Exhibit 14 to the Company's 2002 Form 10-K.

The expense of this solicitation will be paid by the Company. If necessary, some of the officers of the Company and regular employees of The York Water Company may solicit proxies personally or by telephone.

Further information regarding the Company is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which has been filed with the Securities and Exchange Commission. The Form 10-K (including financial statements and schedules) may be obtained free of charge by writing to: The York Water Company, 130 East Market Street, York, Pennsylvania 17401. Copies of exhibits to the Form 10-K will be furnished upon request and the payment of a reasonable fee. The Form 10-K is available on the Company’s website at www.yorkwater.com.

A copy of the Company’s Annual Report to Shareholders, which includes financial statements, is being transmitted herewith, but does not form part of the proxy solicitation materials.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS
SHARING AN ADDRESS

Only one proxy statement and annual report is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request the Company will promptly deliver a proxy statement and annual report to any security holder at a shared address to which a single copy of the proxy statement and annual report was delivered. Security holders should make their request for delivery of an individual copy of the proxy statement and annual report in writing to the Company’s transfer agent, American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038, or by calling 1-800-937-5449.

APPENDIX A

THE YORK WATER COMPANY
AUDIT COMMITTEE CHARTER

The Audit Committee (the "Audit Committee") of the Board of Directors of The York Water Company (the "Company") is appointed by, and generally acts on behalf of, the Board of Directors. The Audit Committee's purposes shall be:

•To assist the Board of Directors in its oversight of (1) the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company and (2) the company's compliance with legal and regulatory requirements;

•To interact directly with and evaluate the performance of the independent auditors, including to determine whether to engage or dismiss the independent auditors and to monitor the independent auditors' qualifications and independence; and

•To prepare the report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement.

The Audit Committee shall be composed of at least three Directors, each of whom must be independent and may not, other than in the capacity as a member of the Audit Committee, the Board of Directors or any other board committee, accept any compensatory fee from the Company. No member of the Audit Committee may be an affiliated person of the Company.

All members of the Audit Committee must be able to read and understand fundamental financial statements. The Audit Committee will include at least one member who has an understanding of generally accepted accounting principles, will have experience in the preparation or auditing of financial statements of comparable companies, and who has an understanding of accounting estimates, internal accounting controls and audit committee functions. To the extent possible, such member shall be an "audit committee financial expert" as that term is defined by the SEC.

The Audit Committee responsibilities will include, but shall not be limited to:

•Retain, set compensation and retention terms for, terminate, oversee, and evaluate the activities of the Company's independent auditors. The independent auditors shall report directly to the Committee. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors.

•Confirm the independence and objectivity of the independent auditors, including those procedures set forth on Exhibit A.

•Determine, in consultation with the independent auditors, and review, in consultation with Company management, the planning and staffing of the audit, including the import of applicable rotation requirements and other independence rules on staffing.

•Review and approve in advance the retention of the independent auditors for the performance of all audit and non-audit services that are not prohibited and the fees for such services. Pre-approval of audit and non-audit services that are not prohibited may be pursuant to appropriate policies and procedures established by the Audit Committee for the pre-approval of such services, including through delegation of authority to a member of the Audit Committee. Any service that is approved pursuant to a delegation of authority to a member of the Audit Committee must be reported to the full Audit Committee at its next scheduled meeting.

•Authorize and conduct investigations into any matters within the scope of the Audit Committee.

•Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

•Review with management and the independent auditors quarterly and annual financial statements, accompanying footnotes, disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operating," and any other significant financial disclosures to be included in SEC filing prior to their release.

•Prior to publication, review earnings releases, as well as any financial information and earnings guidance provided to analysts.

•Recommend to the Board of Directors whether the audited financial statements should be included in the Company's annual report on Form 10-K and prepare the Audit Committee report required by the rules of the SEC to be included in the Company's annual proxy statement.

•Resolve disputes and disagreements between the independent auditors and management.

•Review with Company management and the independent and internal auditors the quality and adequacy of internal controls and the Company’s response to recommendations for the improvement thereof.

•Review critical accounting policies and practices, disclosure controls and procedures, internal control report, alternative generally accepted accounting principles treatment of financial information and all written communications between the independent auditors and management.

•Conduct regularly convened executive sessions of the Audit Committee and independent auditors.

•Review and approve or disapprove all related-party transactions involving executive officers and directors.

•Conduct an annual evaluation of the independent auditors' performance and independence, including considering whether the independent auditors' quality controls are adequate. This evaluation also shall include the review and evaluation of the audit engagement team, including the lead audit partner. In making its evaluation, the Audit Committee shall take into account the opinions of management. The Audit Committee shall present its conclusions with respect to the evaluation of the independent auditors to the Board of Directors.

•Review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for its approval.

•Obtain advice and assistance from internal and external legal, accounting and other advisors. The Company shall provide appropriate funding, as determined by the Audit Committee, for the Audit Committee to retain any legal, accounting or other advisors and to provide for ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties, in each case without requiring the Audit Committee to seek approval of the Board of Directors.

THE YORK WATER COMPANY
AUDIT COMMITTEE CHARTER

EXHIBIT A

The Audit Committee shall:

•Request annually from the independent auditors a formal written statement describing: the independent auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years, respecting one or more independent audits carried out by the independent auditors, and steps taken to deal with such issues; and all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard Number 1;

•Discuss with the independent auditors any such disclosed relationships and their impact on the independent auditors’ independence; and

•Discuss with the independent auditors any audit problems or difficulties, including any restrictions on the scope of the independent auditors' activities or on access to requested information, any disagreements with management, and any other matters required to be brought to the attention of the Audit Committee under auditing standards (such as Statement on Auditing Standards No. 61).

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
THE YORK WATER COMPANY

Proxy - Annual Meeting of Shareholders
May 3, 2004
The undersigned, a Shareholder of The York Water Company, a Pennsylvania
corporation (the "Company"), does hereby appoint John L. Finlayson, Chloe R. Eichelberger, and Thomas C. Norris, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held Monday, May 3, 2004 at 1:00 p.m. local time at The Yorktowne Hotel, 48 East Market Street, York, Pennsylvania or at any adjournment thereof.

(Continued and to be signed on reverse side)

(1) ELECTION OF DIRECTORS: To vote with respect to the election of Irvin S. Naylor, William T. Morris, and Jeffrey S. Osman as directors.

For All Nomimees

Withhold Authority for All Nominees

For All Except

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that Nominee's name on the line provided below.

Cumulative votes for one or more nominees as follows:
Irvin S. Naylor

William T. Morris

Jeffrey S. Osman

(2) Appoint Beard Miller Company LLP as auditors.	For	Against	Abstain

(3) DISCRETIONARY AUTHORITY
To transact such other business as may properly come before the Meeting and any adjournment thereof according to the proxies' discretion and in their discretion.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 2.

Signature

Signature if Shares Held Jointly

Date

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.